Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to use in this Amendment No. 3 to this combined Registration Statement on Form S-4 and Form S-1 (No. 333-235313) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HPK Energy, LP as of December 31, 2019, and the period from inception (August 28, 2019) through December 31, 2019, and to the reference to our firm under the heading “Experts” herein.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

July 1, 2020